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
                           EXHIBIT 21

     LIST OF SUBSIDIARY OF INTERCELL INTERNATIONAL CORPORATION

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                     STATE OF        DATE OF
NAME               INCORPORATION  INCORPORATION  DOING BUSINESS AS
-----------------  -------------  -------------  -----------------
Brunetti DEC, LLC  Colorado, USA       12/04/98  Brunetti DEC, LLC
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